Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated October 4, 2007, accompanying the consolidated financial statements and schedule included in the Annual Report of Butler International, Inc. on Form 10-K for the year ended December 25, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statements of Butler International, Inc. on Forms S-8 (File No. 333-22263, effective February 24, 1997, File No. 333-69801, effective December 29, 1998, File No. 333-123362, effective March 16, 2005, and File No. 333-123363, effective March 16, 2005).

/s/ GRANT THORNTON LLP

Edison, New Jersey
October 4, 2007
102